Exhibit (a)(4)


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                              NOTICE OF WITHDRAWAL


             The undersigned hereby withdraws units of limited partnership interest in Reeves Telecom Limited Partnership ("Units") heretofore tendered by the undersigned to Reeves Telecom Acquisition Corp. pursuant to its tender offer dated June 14, 2006, as amended.

Name of person who tendered Units: ____________________________________________

Name of registered Unit holder (if different):_________________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________


Date: _______________, 2006

_________________________________
Signature of Withdrawing Unit Holder


_________________________________
Signature of Joint Unit Holder, if any


INSTRUCTIONS

      For a withdrawal to be effective, a written notice of withdrawal must be timely received by the information agent for Reeves Telecom Acquisition Corp. at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, the notice of withdrawal must be signed by the person who signed Reeves Telecom Acquisition Corp.'s letter of transmittal in the same manner as such letter of transmittal was signed. You should deliver this notice to Mellon Investor Services in one of the following ways (do not mail, there will be insufficient time unless the Reeves GP Offer is extended):

By Overnight Courier:
Mellon Investor Services LLC
Attn: Reorganization Department
480 Washington Boulevard
Mail Drop - Reorg
Jersey City, NJ 07310

By Hand:
Mellon Investor Services LLC
Attn: Reorganization Department
120 Broadway, 13 th Floor
New York, NY 10271

By Facsimile:
Mellon Investor Services LLC
(201) 680-4626 (fax)
--Then call (201) 680-4860 to confirm receipt